UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2009 (October 19, 2009)

NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

10943 North Sam Houston Parkway West
Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 897-7788

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
          As previously disclosed, on August 14, 2009, NCI Building Systems, Inc., a Delaware corporation (the “Company,” “we,” and “us”), entered into an Investment Agreement, dated as of August 14, 2009 (as amended, the “Investment Agreement”), by and between the Company and Clayton, Dubilier & Rice Fund VIII, L.P. (“CD&R Fund VIII”), pursuant to which, and subject to the terms and conditions set forth therein, the Company agreed to issue and sell to CD&R Fund VIII, and CD&R Fund VIII agreed to purchase from the Company, for an aggregate purchase price of $250 million, 250,000 shares of a newly created class of convertible preferred stock, par value $1.00 per share, of the Company, designated the Series B Cumulative Convertible Participating Preferred Stock (the “Preferred Stock,” and shares thereof, the “Preferred Shares”). Pursuant to the Investment Agreement, on October 20, 2009 (the “Closing Date”), the Company issued and sold to CD&R Fund VIII and CD&R Friends & Family Fund VIII, L.P. (“CD&R FF Fund VIII,” and together with CD&R Fund VIII, the “CD&R Funds”), and the CD&R Funds purchased from the Company, an aggregate of 250,000 Preferred Shares, representing approximately 68.5% of the voting power and common stock, par value $0.01 per share, of the Company (the “Common Stock” and shares thereof, the “Common Shares”) on an as-converted basis (such purchase and sale, the “Equity Investment”).
          In connection with the closing of the Equity Investment, the Company, among other things:
•	consummated its exchange offer (the “Exchange Offer”) to acquire all of the Company’s existing 2.125% convertible notes due 2024 in exchange for a combination of cash and shares of Common Stock;

•	refinanced the Company’s Credit Agreement, dated June 18, 2004, with Wachovia Bank, National Association, and the lenders party thereto (as amended) (the “Term Loan Refinancing”), which included the partial prepayment of approximately $143 million in principal amount of the existing $293 million in principal amount of outstanding term loans thereunder and a modification of the terms and an amendment and extension of the maturity of the remaining $150 million outstanding balance of the term loans (described under Items 1.01 and 2.03 below); and

•	entered into a new $125 million asset-based revolving credit facility (the “ABL Financing”) (described under Items 1.01 and 2.03 below).
          The Equity Investment and the transactions described above (the “Transactions”) and agreements entered into or contemplated thereby (collectively, the “Transaction Agreements”) were previously described in the Company’s Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 19, 2009, August 28, 2009, September 1, 2009, September 10, 2009, September 15, 2009 (two reports), September 30, 2009, October 8, 2009, October 9, 2009 and October 19, 2009 (two reports) and the prospectus/disclosure statement (the “Prospectus”) related to the Exchange Offer filed pursuant to Rule 424(b)(3) of the U.S. Securities Act of 1933, as amended, on October 19, 2009.
Item 1.01 Entry into a Material Definite Agreement.
Agreements Contemplated by the Investment Agreement
          In connection and concurrently with the closing of the Equity Investment, on the Closing Date, the Company entered into the following agreements:

•	a Stockholders Agreement, dated as of the Closing Date (the “Stockholders Agreement”), by and among the Company, CD&R Fund VIII and CD&R FF Fund VIII, setting forth certain terms and conditions regarding the Equity Investment and the ownership of the Preferred Shares, including certain restrictions on the transfer of the Preferred Shares and the Common Shares issuable upon conversion thereof and on certain actions of the CD&R Funds and their controlled affiliates with respect to the Company, and to provide for, among other things, preemptive rights, corporate governance rights and consent rights as well as other obligations and rights. A description of the Stockholders Agreement is set forth in the section of the Prospectus entitled “Description of the CD&R Investment—Stockholders Agreement,” which is incorporated herein by reference;

•	a Registration Rights Agreement, dated as of the Closing Date (the “Registration Rights Agreement”), by and between the Company, CD&R Fund VIII and CD&R FF Fund VIII, pursuant to which the Company granted to the CD&R Funds and any other stockholder of the Company that may become a party to the Registration Rights Agreement in accordance with its terms certain customary registration rights with respect to the Common Shares issuable upon conversion of the Preferred Shares. A description of the Registration Rights Agreement is set forth in the section of the Prospectus entitled “Description of the CD&R Investment—Registration Rights Agreement,” which is incorporated herein by reference; and

•	an Indemnification Agreement, dated as of the Closing Date (the “Indemnification Agreement”), by and between the Company, NCI Group, Inc., a wholly owned subsidiary of the Company, Robertson-Ceco II Corporation, a wholly owned subsidiary of the Company, CD&R Fund VIII, CD&R FF Fund VIII and Clayton, Dubilier & Rice, Inc., the manager of the CD&R Funds (“CD&R, Inc.”), pursuant to which the Company, NCI Group, Inc. and Robertson-Ceco II Corporation agreed to indemnify CD&R, Inc., the CD&R Funds and their general partners, the special limited partner of CD&R Fund VIII and any other investment vehicle that is a stockholder of the Company and is managed by CD&R, Inc. or CD&R, Inc.’s affiliates, their respective affiliates and successors and assigns and the respective directors, officers, partners, members, employees, agents, representatives and controlling persons of each of them, or of their respective partners, members and controlling persons, against certain liabilities arising out of the Transactions and certain other liabilities and claims. A description of the Indemnification Agreement is set forth in the section of the Prospectus entitled “Description of the CD&R Investment—Indemnification Agreement,” which is incorporated herein by reference.
          The descriptions of the Stockholders Agreement, the Registration Rights Agreement and the Indemnification Agreement are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 2.1, 2.2 and 2.3.
The Term Loan Refinancing
          Concurrently with the closing of the Equity Investment, on the Closing Date, we entered into an amendment to our credit agreement as in effect prior to such date with Wachovia Bank, National Association, as administrative agent (the “Amended Credit Agreement”), pursuant to which we repaid approximately $143.3 million of the $293.3 million in principal amount of term loans outstanding under such credit agreement and modified the terms and maturity of the remaining $150.0 million balance.
          The agents and lenders under the Amended Credit Agreement have performed commercial banking, investment banking and advisory services for us from time to time, including services provided by an affiliate of Wachovia Bank, National Association, in its capacity as the counterparty to our swap agreement, for which they have received customary fees and reimbursement of expenses. The agents and lenders may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, some of the agents and lenders are lenders, and in some cases agents or managers for the lenders, under the Loan and Security Agreement (as defined below).
          Maturity; Prepayments. The term loans under the Amended Credit Agreement will mature four years and six months from the Closing Date and, prior to such date, will amortize in nominal quarterly installments equal to one percent of the aggregate principal amount thereof per annum.
          The term loans under the Amended Credit Agreement are prepayable at our option at any time without premium or penalty (other than customary breakage costs). We also have the ability to repurchase a portion of the term loans under the Amended Credit Agreement subject to certain terms and conditions set forth in the Amended Credit Agreement.
          Subject to certain exceptions, the term loans under the Amended Credit Agreement are subject to mandatory prepayment and reduction in an amount equal to:
•	the net cash proceeds of (1) certain asset sales, (2) certain debt offerings and (3) certain insurance recovery and condemnation events;

•	50% of annual excess cash flow (as defined in the Amended Credit Agreement) for any fiscal year ending on or after October 31, 2010, unless a specified leverage ratio target is met; and

•	the greater of $10.0 million and 50% of certain 2009 tax refunds (as defined in the Amended Credit Agreement) received by the Company.
          Guarantees; Security. Our obligations under the Amended Credit Agreement and any interest rate protection agreements or other permitted hedging agreement entered into with any lender under the Amended Credit Agreement are irrevocably and unconditionally guaranteed on a joint and several basis by each direct and indirect domestic subsidiary of the Company (other than any domestic subsidiary that is a foreign subsidiary holding company or a subsidiary of a foreign subsidiary).
          The obligations under the Amended Credit Agreement and the permitted hedging agreements and the guarantees thereof are secured pursuant to a guarantee and collateral agreement, dated as of October 20, 2009 (the “Guarantee and Collateral Agreement”), made by the Company and other grantors (as defined therein), in favor of the term loan administrative agent and term loan collateral agent, by (i) all of the capital stock of all direct domestic subsidiaries owned by the Company and the guarantors, (ii) up to 65% of the capital stock of certain direct foreign subsidiaries owned by the Company or any guarantor (it being understood that a foreign subsidiary holding company or a domestic subsidiary of a foreign subsidiary will be deemed a foreign subsidiary) and (iii) substantially all other tangible and intangible assets owned by the Company and each guarantor, in each case to the extent permitted by applicable law and subject to certain exceptions.
          Pricing. At our election, the interest rates per annum applicable to the term loans under the Amended Credit Agreement will be based on a fluctuating rate of interest measured by reference to either (1) an adjusted London inter-bank offered rate, or “LIBOR,” or (2) an alternate base rate, in each case, plus a borrowing margin. After October 30, 2011, the borrowing margin, in each case, will be adjusted based on the consolidated debt to EBITDA leverage ratio for the previous fiscal quarter. After the first fiscal quarter of the Company beginning January 30, 2012, the borrowing margin, in each case, will also be adjusted based on the payment, if any, of a target amortization amount by the Company. Overdue amounts will bear interest at a rate that is 2% higher than the rate otherwise applicable.
          Covenants. The Amended Credit Agreement contains a number of covenants that, among other things, limit or restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make investments, make acquisitions, engage in mergers, change the nature of their business and engage in certain transactions with affiliates.
          In addition, under the Amended Credit Agreement, the Company and its consolidated subsidiaries are subject to a financial covenant that requires us to maintain a specified consolidated debt to EBITDA leverage ratio for specified periods (the requirement for this ratio varies throughout the term of the term loans under the Amended Credit Agreement) beginning with the four fiscal quarter period ending October 30, 2011. We will, however, not be subject to this financial covenant if certain prepayments or repurchases of the term loans under the Amended Credit Agreement are made in the specified period.
          Events of Default. The Amended Credit Agreement contains customary events of default, including non-payment of principal, interest or fees, violation of covenants, material inaccuracy of representations or warranties, cross default and cross acceleration to certain other material indebtedness (including the ABL Financing), certain bankruptcy events, certain ERISA events, material invalidity of guarantees or security interest, material judgments and change of control.
          Incremental Commitments. The Amended Credit Agreement also provides that the Company has the right at any time to request up to $50.0 million of incremental commitments in the aggregate under one or more incremental term loan facilities. The lenders under the Amended Credit Agreement will not be under any obligation to provide any such incremental commitments, and any such addition of or increase in commitments will be subject to pro forma compliance with an incurrence-based financial covenant and customary conditions precedent. Our ability to obtain extensions of credit under these incremental commitments will be subject to the same conditions as extensions of credit would be under the Amended Credit Agreement.
The ABL Financing
          Concurrently with the closing of the Equity Investment, on the Closing Date, the subsidiaries of the Company, NCI Group, Inc. and Robertson-Ceco II Corporation and the Company entered into a loan and security agreement (the “Loan and Security Agreement”) for a $125.0 million asset-based loan facility, with Wells Fargo Foothill, LLC, as administrative agent and co-collateral agent, and Bank of America, N.A. and General Electric Capital Corporation, as co-collateral agents and the other parties thereto.
          The agents and lenders under the Loan and Security Agreement have performed commercial banking, investment banking and advisory services for us from time to time, including services provided by an affiliate of Wachovia Bank, National Association, in its capacity as the counterparty to our swap agreement, for which they have received customary fees and reimbursement of expenses. The agents and lenders may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, some of the agents and lenders are lenders, and in some cases agents or managers for the lenders, under the Amended Credit Agreement.
          Availability. The Loan and Security Agreement provides for an asset-based revolving credit facility which allows aggregate maximum borrowings by the Company of up to $125.0 million. As set forth in the Loan and Security Agreement, extensions of credit under the ABL Financing are limited by a borrowing base calculated periodically based on specified percentages of the value of qualified cash, eligible inventory and eligible accounts receivable, less certain reserves and subject to certain other adjustments. Initial availability under the ABL Financing is approximately $67.0 million. Availability will be reduced by issuance of letters of credit as well as by borrowings.
          Borrowers. The Company’s domestic subsidiaries, NCI Group, Inc. and Robertson-Ceco II Corporation, are borrowers under the Loan and Security Agreement. The borrowers, as set forth in the Loan and Security Agreement, are jointly and severally liable for all loans outstanding thereunder.

          Maturity. The loans under the ABL Financing, as set forth in the Loan and Security Agreement, will mature on the earlier of the fifth anniversary of the closing date thereof and the maturity of the term loans under the Amended Credit Agreement.
          Guarantees; Security. The obligations under the Loan and Security Agreement, and the guarantees thereof, are secured by a first priority lien on accounts receivable, inventory, certain deposit accounts, and associated intangibles of the Company, the borrowers and the guarantors, subject to certain exceptions, and a second priority lien on the assets securing the term loans under the Amended Credit Agreement on a first-lien basis.
          The obligations of the borrowers under the ABL Financing, as set forth in the Loan and Security Agreement, are guaranteed by the Company and each direct and indirect domestic subsidiary of the Company (other than any domestic subsidiary that is a foreign subsidiary holding company or a subsidiary of a foreign subsidiary) that is not a borrower under the ABL agreement. The obligations of the Company under certain specified bank products agreements, as set forth in the Loan and Security Agreement, are guaranteed by each borrower and each other direct and indirect domestic subsidiary of the Company and the other guarantors. The guarantees set forth above are made pursuant to a guarantee agreement, dated as of October 20, 2009 (the “Guarantee Agreement”), entered into by the Company and each other guarantor with Wells Fargo Foothill, LLC, as administrative agent.
          In addition, the obligations under the Loan and Security Agreement and the guarantees thereof are secured pursuant to a pledge agreement, dated as of October 20, 2009 (the “Pledge Agreement”), made by the Company and other pledgors (as defined therein), in favor of Wells Fargo Foothill, LLC, as administrative agent, by (i) all of the capital stock of all direct domestic subsidiaries owned by the Company and the pledgors and (ii) up to 65% of the capital stock of certain direct foreign subsidiaries owned by the Company or any pledgor (it being understood that a foreign subsidiary holding company or a domestic subsidiary of a foreign subsidiary will be deemed a foreign subsidiary).
          Pricing. As set forth in the Loan and Security Agreement, the interest rates per annum applicable to borrowings under the Loan and Security Agreement will be based on a fluctuating rate of interest measured by reference to either (1) an adjusted London inter-bank offered rate or “LIBOR” or (2) an alternate base rate, in each case, plus a borrowing margin that will vary depending on the quarterly average excess availability under such facility. During an event of default, the loans under the Loan and Security Agreement will, upon notice, bear interest at a rate that is 2% higher than the rate otherwise applicable.
          Fees. As set forth in the Loan and Security Agreement, the borrowers will pay (1) fees on the unused commitments of the lenders under the Loan and Security Agreement ranging from 0.75% to 1.00%, depending on the proportion of the loans that have been drawn under the Loan and Security Agreement and (2) other customary fees in respect of the ABL Financing.
          Covenants. The ABL Financing, as set forth in Loan and Security Agreement contains a number of covenants that, among other things, limit or restrict the ability of the Company, the borrowers and the other subsidiaries of the Company to dispose of assets, incur additional indebtedness, incur guarantee obligations, engage in sale and leaseback transactions, prepay other indebtedness, modify organizational documents and certain other agreements, create restrictions affecting subsidiaries, make dividends and other restricted payments, create liens, make investments, make acquisitions, engage in mergers, change the nature of their business and engage in certain transactions with affiliates.
          In addition, the Loan and Security Agreement includes a minimum fixed charge coverage ratio of one to one, which will apply if the borrowers fail to maintain a specified minimum level of borrowing capacity.
          Events of Default. The Loan and Security Agreement contains customary events of default, including non-payment of principal, interest or fees, violation of covenants, material inaccuracy of representations or warranties, cross default and cross acceleration to certain other material indebtedness (including the term loan financing), certain bankruptcy events, certain ERISA events, material invalidity of guarantees, security interests or financing agreements, material suspension or discontinuation of business, certain material governmental orders, material judgments and change of control.
          Incremental Commitments. The Loan and Security Agreement also provides that the borrowers have the right at any time to request up to $50.0 million of incremental commitments in the aggregate under one or more incremental term loan facilities. The lenders under the Loan and Security Agreement will not be under any obligation to provide any such incremental commitments, and any such addition of or increase in commitments will be subject to customary conditions precedent. Our ability to obtain extensions of credit under these incremental commitments will be subject to the same conditions as extensions of credit under the Loan and Security Agreement.
Intercreditor Agreement
          The liens securing the obligations under the Amended Credit Agreement, the permitted hedging agreements and the guarantees thereof are first in priority (as between the term loan refinancing and the ABL Financing) with respect to stock, material real property and assets other than accounts receivable, inventory, certain deposit accounts, associated intangibles and certain other property of the Company and the guarantors, subject to certain exceptions. Such liens are second in priority (as between the term loan refinancing and the ABL Financing) with respect to accounts receivable, inventory, certain deposit accounts, associated intangibles and certain other property of the Company and the guarantors, subject to certain exceptions. The details of the respective collateral rights between lenders under the Amended Credit Agreement and lenders under the Loan and Security Agreement are governed by an intercreditor agreement, dated as of the Closing Date (the “Intercreditor Agreement”), among the borrowers, the term loan administrative agent, the ABL administrative agent and the other parties thereto.
          The descriptions of the Amended Credit Agreement, the Loan and Security Agreement, the Intercreditor Agreement, the Guarantee and Collateral Agreement, the Guarantee Agreement and the Pledge Agreement are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6.

          Except for their status as contractual documents that establish and govern the legal relationships among the parties thereto, the Investment Agreement, the Stockholders Agreement, the Amended Credit Agreement and the Loan and Security Agreement are not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in such agreements were made only for purposes of such agreements and as of specific dates. Such representations, warranties and covenants are qualified in a variety of respects, including by information in disclosure schedules that the parties exchanged in connection with the execution of such agreements, and may be subject to standards of materiality that differ from those relevant to investors. Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts. Investors are not third-party beneficiaries under either of the agreements and should not rely on the representations, warranties and covenants therein or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its affiliates.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The information relating to the Amended Credit Agreement and the Loan and Security Agreement disclosures under Item 1.01 hereof are also responsive to this Item 2.03 and are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.
          On the Closing Date, the Company closed the Equity Investment and issued 250,000 Preferred Shares in the aggregate to CD&R Fund VIII and CD&R FF Fund VIII for an aggregate purchase price of $250.0 million in cash. The information set forth in the sections of the Prospectus entitled “The Restructuring—Description of the CD&R Investment—Overview” and “The Restructuring—Description of the CD&R Investment—Certain Terms of the Series B Convertible Preferred Stock” is incorporated herein by reference. Based on certain of the representations made by each of CD&R Fund VIII and CD&R FF Fund VIII, the sale of the Preferred Shares pursuant to the Investment Agreement was made in reliance on the exemption from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.
Item 3.03 Material Modification to Rights of Security Holders
          Upon issuance of the Preferred Shares on the Closing Date (referenced in the “Explanatory Note” and Items 1.01 and 3.02 above), the ability of the Company to declare or pay dividends on, make distributions with respect to, or redeem, repurchase or acquire, or make a liquidation payment on its Common Stock and on other preferred stock ranking junior to, or on a parity with, the Preferred Stock, became subject to certain restrictions. In addition, the holders of the Preferred Stock will be entitled to vote on an as-converted basis with the holders of the common stock on all maters submitted to a vote of our stockholders except in limited circumstances, and the company may not take certain actions without the affirmative vote or written consent of holders representing at least a majority of the then outstanding Preferred Stock. The information set forth in the “Explanatory Note” and Item 1.01 hereof and the section of the Prospectus entitled and “The Restructuring—Description of the CD&R Investment—Certain Terms of the Series B Convertible Preferred Stock” is incorporated herein by reference.
Item 5.01 Changes in Control of Registrant
          The information set forth in the “Explanatory Note” and Item 1.01 hereof and the section of the Prospectus entitled “The Restructuring—Description of the CD&R Investment—The Investment Agreement” is incorporated herein by reference. The purchase price for the Preferred Shares was funded with capital contributions of the CD&R partners.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Directors
          As of the closing of the Equity Investment on the Closing Date, William D. Breedlove, Philip J. Hawk, Larry D. Edwards, Ed L. Phipps, W. Bernard Pieper, John K. Sterling and Max L. Lukens resigned from the Board of Directors (the “Board”) of the Company.
Appointment of Directors
          Pursuant to the Investment Agreement and the Stockholders Agreement, the CD&R Funds have the right to appoint a number of directors to the Board that is equivalent to their percentage interest in the Company. Effective as of the Closing Date, the Board appointed three representatives designated by the CD&R Fund VIII, James G. Berges, Lawrence J. Kremer and Nathan K. Sleeper, as directors, effective as of the closing of the Equity Investment on the Closing Date. The information relating to the Investment Agreement set forth in the sections of the Prospectus entitled “The Restructuring—Description of the CD&R Investment—The Investment Agreement” and “The Restructuring—Description of the CD&R Investment—The Stockholders Agreement” is incorporated herein by reference.
          The classes of the Board are composed as follows:

Class expiring 2010	Class expiring 2011	Class expiring 2012

Gary L. Forbes George Martinez	Norman C. Chambers Nathan K. Sleeper	James G. Berges Lawrence J. Kremer
          Mr. Berges has been named as Chairman of the Executive Committee of the Board and of the Nominating and Corporate Governance Committee of the Board. Mr. Kremer has been named to the Audit Committee of the Board and the Affiliate Transactions Committee of the Board. Mr. Sleeper has been named to the Executive Committee of the Board, the Nominating and Corporate Governance Committee of the Board and the Compensation Committee of the Board.
          Messrs Sleeper, Berges and Kremer will receive the same compensation as other non-employee directors on the Board of the Company. Such compensation is described in the Company’s proxy statement filed on Form 14A on February 4, 2009, in the section entitled “Board of Directors — Compensation of Directors,” which is incorporated herein by reference. As a result of their respective positions with CD&R, Inc., one or more of Messrs. Sleeper and Berges may be deemed to have an indirect material interest in the Investment Agreement, pursuant to which a deal fee was paid to CD&R, Inc. on the Closing Date, the Registration Rights Agreement, the Stockholders Agreement and the Indemnification Agreement, as further described in the Explanatory Note and Item 1.01 above. Each of Messrs. Sleeper and Berges may assign all or any portion of the compensation he would receive for his services as a director to CD&R, Inc. or the successor to its investment management business or their respective affiliates.
Indemnification Agreements
          On the Closing Date, the Company entered into director indemnification agreements with each of Messrs. Forbes, Martinez, Chambers, Sleeper, Berges and Kremer. Under such director indemnification agreements, the Company has agreed to indemnify each of Messrs. Forbes, Martinez, Chambers, Sleeper, Berges and Kremer for his activities and expenses as a director of the Company to the fullest extent permitted by law, and to cover the director under directors and officers liability insurance obtained by the Company. A form of the director indemnification agreement is attached hereto as Exhibit 10.7. The description of the director indemnification agreement is qualified in its entirety by reference to the full text of the director indemnification agreement.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Amendment to Articles of Incorporation
          On October 19, 2009, the Company filed a Certificate of Designations with the Delaware Secretary of State (the “Secretary of State”) for the purpose of amending its Restated Certificate of Incorporation to fix the designations, preferences, limitations and relative rights of the Preferred Stock. The information set forth in the section of the Prospectus entitled “The Restructuring—Description of the CD&R Investment—Certain Terms of the Series B Convertible Preferred Stock” is incorporated herein by reference. The description of the Certificate of Designations is qualified in its entirety by reference to the full text of the Certificate of Designations, which is attached hereto as Exhibit 3.1.
          On the Closing Date, the Company filed a Certificate of Elimination with the Secretary of State for the purpose of amending its Restated Certificate of Incorporation to eliminate 600,000 authorized shares of Series A Junior Participating Preferred Stock. Subsequently thereto, on the Closing Date, the Company also filed a Certificate of Increase with the Secretary of State to increase the number of authorized shares of Preferred Stock from 400,000 shares to 825,000 shares. The descriptions of the Certificate of Elimination and the Certificate of Increase are qualified in their entirety by reference to the full text of such certificates, which are respectively attached hereto as Exhibits 3.2 and 3.3.

Amendment to By-Laws
          Effective as of the Closing Date, the Company amended and restated its by-laws in order to reflect certain rights of the CD&R Funds under the Stockholders Agreement. New provisions of the by-laws include, but are not limited to, requirements consistent with the Stockholders Agreement relating to Board and committee composition, the removal of directors and filling of vacancies on the Board and committees, certain consent rights and the CD&R Funds’ right to designate the Chairman of the Executive Committee of the Board or the Lead Director.
          The description of the amended by-laws is qualified in its entirety by reference to the full text of the Second Amended and Restated By-Laws, which are attached hereto as Exhibit 3.4.
Item 5.05 Amendment to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
          On October 19, 2009, the Board approved the amendment and restatement of the Company’s Code of Business Conduct and Ethics, effective as of the closing of the Equity Investment, amending the Company’s Code of Business Conduct and Ethics as in effect prior to the Closing Date to provide that directors employed by CD&R, Inc. or any other affiliate of the CD&R Funds will not be deemed in violation of the Company’s Code of Business Conduct and Ethics as a result of any investments by the CD&R Funds or affiliate transaction involving the CD&R Funds or any sharing of information with the CD&R Funds, insofar as such investment, affiliate transaction and information access is not prohibited under the terms of the Stockholders Agreement and is otherwise in accordance with the Company’s certificate of incorporation, by-laws and the laws of the State of Delaware.
          The description of the amendment and restatement of the Company’s Code of Ethics is qualified in its entirety by reference to the full text of the Code of Business Conduct and Ethics of the Company, which is attached hereto as Exhibit 14.1.
Item 7.01. Regulation FD Disclosure
          On October 20, 2009, the Company issued a press release. A copy of the press release is attached as Exhibit 99.1 hereto.
          The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act unless specifically identified therein as being incorporated by reference.
Item 8.01. Other Events
          On October 20, 2009, the Company (i) closed the Equity Investment and (ii) simultaneously therewith completed the Exchange Offer, the Term Loan Refinancing and the ABL Financing as described in the Explanatory Note above.
* * *

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

2.1	Stockholders Agreement, dated as of October 20, 2009, by and between the Company, Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P.

2.2	Registration Rights Agreement, dated as of October 20, 2009, by and between the Company, Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P.

2.3	Indemnification Agreement, dated as of October 20, 2009, by and between the Company, NCI Group, Inc., Robertson-Ceco II Corporation, Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P. and Clayton, Dubilier & Rice, Inc.

3.1	Certificate of Designations, preferences, limitations and relative rights of Series B Cumulative Convertible Participating Preferred Stock of the Company

3.2	Certificate of Elimination of the Series A Junior Participating Preferred Stock of the Company

3.3	Certificate of Increase of Number of Shares of Series B Cumulative Convertible Participating Preferred Stock of the Company

3.4	Second Amended and Restated By-Laws of the Company

10.1	Amended and Restated Credit Agreement, dated as of October 20, 2009, among the Company, as borrower, Wachovia Bank, National Association, as administrative agent and collateral agent and the several lenders party thereto

10.2	Loan and Security Agreement, dated as of October 20, 2009, by and among NCI Group, Inc. and Robertson-Ceco II Corporation, as borrowers, the Company and Steelbuilding.Com, Inc., as guarantors, Wells Fargo Foothill, LLC, as administrative and co-collateral agent, Bank of America, N.A. and General Electric Capital Corporation, as co-collateral agents and the lenders and issuing bank party thereto

10.3	Intercreditor Agreement, dated as of October 20, 2009, by and among the Company, as borrower or guarantor, certain domestic subsidiaries of the Company, as borrowers or guarantors, Wachovia Bank, National Association, as term loan agent and term loan administrative agent, Wells Fargo Foothill, LLC, as working capital agent and working capital administrative agent and Wells Fargo Bank, National Association, as control agent

10.4	Guarantee and Collateral Agreement, dated as of October 20, 2009 by the Company and certain of its subsidiaries in favor of Wachovia Bank, National Association as administrative agent and collateral agent

10.5	Guaranty Agreement, dated as of October 20, 2009 by NCI Group, Inc., Robertson-Ceco II Corporation, the Company and Steelbuilding.com, Inc., in favor of Wells Fargo Foothill, LLC as administrative agent and collateral agent

10.6	Pledge and Security Agreement, dated as of October 20, 2009, by and among the Company, NCI Group, Inc. and Robertson-Ceco II Corporation, to and in favor of Wells Fargo Foothill, LLC in its capacity as administrative agent and collateral agent

10.7	Form of Director Indemnification Agreement

14.1	Code of Business Conduct and Ethics of the Company

99.1	Press Release dated October 20, 2009

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.
By:	/s/ Todd R. Moore
Todd R. Moore
Executive Vice President, General Counsel and Secretary

Dated: October 26, 2009

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Stockholders Agreement, dated as of October 20, 2009, by and between the Company, Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P.

2.2	Registration Rights Agreement, dated as of October 20, 2009, by and between the Company, Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P.

2.3	Indemnification Agreement, dated as of October 20, 2009, by and between the Company, NCI Group, Inc., Robertson-Ceco II Corporation, Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Friends & Family Fund VIII, L.P. and Clayton, Dubilier & Rice, Inc.

3.1	Certificate of Designations, preferences, limitations and relative rights of Series B Cumulative Convertible Participating Preferred Stock of the Company

3.2	Certificate of Elimination of the Series A Junior Participating Preferred Stock of the Company

3.3	Certificate of Increase of Number of Shares of Series B Cumulative Convertible Participating Preferred Stock of the Company

3.4	Second Amended and Restated By-Laws of the Company

10.1	Amended Credit Agreement, dated as of October 20, 2009, among the Company, as borrower, Wachovia Bank, National Association, as administrative agent and collateral agent and the several lenders party thereto

10.2	Loan and Security Agreement, dated as of October 20, 2009, by and among NCI Group, Inc. and Robertson-Ceco II Corporation, as borrowers, the Company and Steelbuilding.Com, Inc., as guarantors, Wells Fargo Foothill, LLC, as administrative and co-collateral agent, Bank of America, N.A. and General Electric Capital Corporation, as co-collateral agents and the lenders and issuing bank party thereto

10.3	Intercreditor Agreement, dated as of October 20, 2009, by and among the Company, as borrower or guarantor, certain domestic subsidiaries of the Company, as borrowers or guarantors, Wachovia Bank, National Association, as term loan agent and term loan administrative agent, Wells Fargo Foothill, LLC, as working capital agent and working capital administrative agent and Wells Fargo Bank, National Association, as control agent

10.4	Guarantee and Collateral Agreement, dated as of October 20, 2009 by the Company and certain of its subsidiaries in favor of Wachovia Bank, National Association as administrative agent and collateral agent

10.5	Guaranty Agreement, dated as of October 20, 2009 by NCI Group, Inc., Robertson-Ceco II Corporation, the Company and Steelbuilding.com, Inc., in favor of Wells Fargo Foothill, LLC as administrative agent and collateral agent

10.6	Pledge and Security Agreement, dated as of October 20, 2009, by and among the Company, NCI Group, Inc. and Robertson-Ceco II Corporation, to and in favor of Wells Fargo Foothill, LLC in its capacity as administrative agent and collateral agent

10.7	Form of Director Indemnification Agreement

14.1	Code of Business Conduct and Ethics of the Company

99.1	Press Release dated October 20, 2009